As filed with the Securities and Exchange Commission on May 11, 2015

Registration No. 333-194666

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 4

to

Form S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ACCUSHARES COMMODITIES TRUST I

Sponsored by AccuShares Investment Management, LLC
(Exact name of Registrant as specified in its charter)

Delaware	6799	36-7629280
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

300 First Stamford Place – 4th Floor East
Stamford, CT 06902
1-855-286-7866
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Wilmington Trust, N.A., Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

302-651-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Kathleen H. Moriarty, Esq.	Peter J. Shea, Esq.
Katten Muchin Rosenman LLP	Katten Muchin Rosenman LLP
575 Madison Avenue	575 Madison Avenue
New York, NY 10022	New York, NY 10022

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)(3)
AccuShares Spot CBOE VIX Up Shares	$200,000,000	$23,240.00
AccuShares Spot CBOE VIX Down Shares	$200,000,000	$23,240.00

(1)	The proposed maximum aggregate offering price has been calculated assuming that shares are sold at a price of $25.00 per share.
(2)	The amount of the registration fee of the shares is calculated in reliance upon Rule 457(o) under the Securities Act of 1933 and using the proposed maximum aggregate offering price as described above.
(3)	$4,508 was previously paid in the initial filing of the registration statement on Form S-1, filed on March 18, 2014, and $41,972 was previously paid in the filing of Pre-Effective Amendment No. 2 to the registration statement on Form S-1, filed on March 16, 2015.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 4 (this “Amendment”) to Registration Statement (the “Registration Statement”) on Form S-1 (File No. 333-194666) is being filed solely to include a revised version of Exhibit 10.7 and an updated Consent of Independent Registered Public Accountants as Exhibit 23.1. Consequently, Part I of the Registration Statement, as contained in Pre-Effective Amendment No. 3 to the Registration Statement as filed on April 9, 2015 (the “Original Filing”), has been omitted from this Amendment. No other change is made to the Original Filing. This Amendment does not purport to provide an update or a discussion of any other developments subsequent to the Original Filing. Accordingly, this Amendment should be read in conjunction with the Original Filing.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Registrant (“Registrant” or “Trust”) shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by AccuShares Investment Management, LLC, the Sponsor of the Registrant (“Sponsor”).

Item 14. Indemnification of Directors and Officers.

Section 2.4 of the Registrant’s Second Amended and Restated Trust Agreement (“Trust Agreement”) between Wilmington Trust, N.A., a national banking association, the Registrant’s Trustee (“Trustee”), and the Sponsor provides that each series of the Trust (each, a “Fund”), on a joint and several basis (or any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate), whether or not any of the transactions contemplated under the Trust Agreement shall be consummated, shall assume liability for, and shall indemnify, protect, save and keep harmless, the Trustee and its directors, officers, shareholders, employees, and agents (the “Trustee Indemnified Parties”) from and against any and all claims, losses, liabilities or expenses (including but not limited to, the reasonable fees and expenses of counsel) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Trustee Indemnified Parties in any way relating to or arising out of or in connection with the formation, operation or termination of the Trust or such Fund, the execution, delivery and performance of the Trust Agreement or any other agreements with respect to the Trust or such Fund to which the Trust is a party or the action or inaction of the Trustee thereunder with respect to the Trust or such Fund, except for Expenses resulting from the gross negligence, bad faith or willful misconduct of any Trustee Indemnified Party. Such indemnity shall include payment from the applicable Fund’s assets of the costs and expenses incurred by such Trustee Indemnified Party in defending itself against any claim or liability in its capacity as a Trustee Indemnified Party. Any amounts payable to a Trustee Indemnified Party under Section 2.4 may be payable in advance or may be secured by a lien on the applicable Fund’s assets. Any such Expenses relating to the Trust rather than any particular Fund shall be allocated among the Funds.

Section 5.9 of the Trust Agreement provides that the Trust (or any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate), whether or not any of the transactions contemplated under the Trust Agreement shall be consummated, shall assume liability for, and shall indemnify, protect, save and keep harmless, the Sponsor and its affiliates, and their respective directors, officers, shareholders, partners, members, managers or employees (the “Sponsor Indemnified Parties”) from and against any and all Expenses which may be imposed on, incurred by or asserted against the Sponsor Indemnified Parties in any way relating to or arising out of or in connection with the formation, operation or termination of the Trust or such Fund, the execution, delivery and performance of the Trust Agreement or any other agreements with respect to the Trust or such Fund to which the Trust is a party or the action or inaction of the Sponsor thereunder with respect to the Trust or such Fund, except for Expenses resulting from the gross negligence, bad faith or willful misconduct of any Sponsor Indemnified Party. Any such Expenses relating to the Trust rather than any particular Fund shall be allocated among the Funds.

The indemnities contained in Sections 2.4 and 5.9 of the Trust Agreement shall survive the termination of the Trust Agreement, the resignation of the Trustee or the Sponsor, respectively, the dissolution or other cessation to exist of the Trustee Indemnified Party or the Sponsor Indemnified Party, respectively, the withdrawal, adjudication of bankruptcy or insolvency of the Trustee Indemnified Party or the Sponsor Indemnified Party, respectively, or the filing of a voluntary or involuntary petition in bankruptcy under the Bankruptcy Code by or against the Trustee Indemnified Party or the Sponsor Indemnified Party, respectively.

Item 15. Recent Sales of Unregistered Securities.

Not applicable.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description
4.1	Second Amended and Restated Trust Agreement (the “Trust Agreement”)*
4.2	Form of Authorized Participant Agreement**
4.3	Form of Global Certificate for Up Shares (attached as Exhibit A to the Trust Agreement)
4.4	Form of Global Certificate for Down Shares (attached as Exhibit B to the Trust Agreement)
4.5	Sponsor Agreement*
5.1	Opinion of Katten Muchin Rosenman LLP as to legality**
8.1	Opinion of Morrison & Foerster LLP as to tax matters**
10.1	Domestic Custodian Agreement*
10.2	Administration Agreement*
10.3	Depository Agreement*
10.4	Transfer Agency and Service Agreement*
10.5	Non-Custody Investment Advisory Agreement*
10.6	Index Sublicense Agreement*
10.7	ETF Licensing Agreement by and between AccuShares Investment Management, LLC and S&P Opco, LLC†
23.1	Consent of Independent Registered Public Accountants
23.2	Consents of Katten Muchin Rosenman LLP and Morrison & Foerster LLP are included in Exhibits 5.1 and 8.1, respectively
24.1	Powers of attorney are included on the signature page to the registration statement of the Trust filed with the Securities and Exchange Commission on March 18, 2014.

_____________________________

*	Incorporated by reference to the Exhibit identified with the same number and filed with Pre-Effective Amendment No. 1 to the registration statement of the Trust filed with the Securities and Exchange Commission on July 17, 2014 (File No. 333-194666).
**	Incorporated by reference to the Exhibit identified with the same number and filed with Pre-Effective Amendment No. 2 to the registration statement of the Trust filed with the Securities and Exchange Commission on March 16, 2015 (File No. 333-194666).
†	Portions of this Exhibit were omitted and have been filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended (as well as Rule 24b-2 under the Securities Exchange Act of 1934, as amended).

(b) Financial Statement Schedules

Not applicable.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the

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estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, Connecticut, on May 11, 2015.

ACCUSHARES INVESTMENT MANAGEMENT, LLC
Sponsor of AccuShares Commodities Trust I

By:	/s/ Jack Fonss Jack Fonss President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date
/s/ Jack Fonss Jack Fonss	President and Chief Executive Officer (principal executive officer)	May 11, 2015
/s/ Forrest G. Gilman Forrest G. Gilman	Vice President, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	May 11, 2015
*	The Registrant is a Trust and the persons are signing in their capacities as officers of AccuShares Investment Management, LLC, the Sponsor of the Registrant.

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Exhibit Index

Exhibit Number	Description
4.1	Second Amended and Restated Trust Agreement (the “Trust Agreement”)*
4.2	Form of Authorized Participant Agreement**
4.3	Form of Global Certificate for Up Shares (attached as Exhibit A to the Trust Agreement)
4.4	Form of Global Certificate for Down Shares (attached as Exhibit B to the Trust Agreement)
4.5	Sponsor Agreement*
5.1	Opinion of Katten Muchin Rosenman LLP as to legality**
8.1	Opinion of Morrison & Foerster LLP as to tax matters**
10.1	Domestic Custodian Agreement*
10.2	Administration Agreement*
10.3	Depository Agreement*
10.4	Transfer Agency and Service Agreement*
10.5	Non-Custody Investment Advisory Agreement*
10.6	Index Sublicense Agreement*
10.7	ETF Licensing Agreement by and between AccuShares Investment Management, LLC and S&P Opco, LLC†
23.1	Consent of Independent Registered Public Accountants
23.2	Consents of Katten Muchin Rosenman LLP and Morrison & Foerster LLP are included in Exhibits 5.1 and 8.1, respectively
24.1	Powers of attorney are included on the signature page to the registration statement of the Trust filed with the Securities and Exchange Commission on March 18, 2014.

_____________________________

*	Incorporated by reference to the Exhibit identified with the same number and filed with Pre-Effective Amendment No. 1 to the registration statement of the Trust filed with the Securities and Exchange Commission on July 17, 2014 (File No. 333-194666).
**	Incorporated by reference to the Exhibit identified with the same number and filed with Pre-Effective Amendment No. 2 to the registration statement of the Trust filed with the Securities and Exchange Commission on March 16, 2015 (File No. 333-194666).
†	Portions of this Exhibit were omitted and have been filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended (as well as Rule 24b-2 under the Securities Exchange Act of 1934, as amended).